Exhibit 99.3

DURABLE POWER OF ATTORNEY

OF

TEVYA FINGER

I.	PRINCIPAL AND ATTORNEY-IN-FACT

I, Tevya Finger, a resident of [*] Miami Beach, Florida 33139, appoint the following person to serve as my attorney-in-fact, to act for me in any lawful way with respect to the subjects indicated below:

Yaron Okun

City, State of Residence: Miami, Florida

II.	EFFECTIVE TIME

This durable power of attorney is effective immediately and is not terminated by the subsequent incapacity of the principal except as provided in Chapter 709, Florida Statutes.

III.	POWERS OF ATTORNEY-IN-FACT

To the extent permitted by law, my attorney-in-fact may act in my name, place, and stead in any way that I myself could with respect to the following matters:

YOUR ATTORNEY-IN-FACT SHALL BE AUTHORIZED TO ENGAGE ONLY IN THOSE ACTIVITIES THAT ARE INITIALED.

(X)	STOCK AND BOND TRANSACTIONS:

•	Buy, sell, pledge, and exchange stocks, mutual funds, bonds, options, commodity futures, and all other types of securities in my name.

•	Sign, accept, and deliver in my name certificates, contracts, or other documents relating to the foregoing, including agreements with brokers or agents.

•	Exercise voting and other rights and enter into agreements relating thereto.

•	Hire and discharge professionals providing services related to the management and investment of any securities in my name.

IV.	GENERAL PROVISIONS

1)	Reliance By Third Parties. I hereby agree that any third party receiving a duly executed copy of this document may rely on and act under it. Revocation or termination of this power of attorney will be ineffective as to a third party unless and until that third party receives written notice of the revocation or termination. Notice to a financial institution is subject to the requirements of section 709.2121, Florida Statutes. For myself and for my heirs, executors, legal representatives, devisees, and assigns, I hereby agree to indemnify and hold harmless any third party from any and all claims because of good faith reliance on this instrument.

2)	Severability. If any provision in this power of attorney is found to be invalid or unenforceable, this invalidity or unenforceability will not affect the other provisions of this document, and the other provisions will be given effect without the invalid or unenforceable provision.

3)	Revocation. I may revoke this power of attorney at any time. Any revocation of this power of attorney must be in writing signed by me.

4)	Maintenance of Records: Accounting. My attorney-in-fact must maintain records of all actions taken on my behalf, including transactions, receipts, disbursements and investment. My attorney-in-fact shall provide an accounting for all funds handled and all acts performed as my attorney-in-fact, but only upon my request, the request of a personal representative or a fiduciary acting on my behalf, or court order. Any requirement of my attorney-in-fact to file inventories and accounts with the county clerk or with the court is specifically waived.

5)	Liability of Attorney-in-Fact. All persons or entities that in good faith endeavor to carry out the provisions of this power of attorney will not be liable to me, my estate, or my heirs for any damages or claims arising because of their actions or inactions based on this power of attorney. My estate will indemnify and hold them harmless. A successor attorney-in-fact will not be liable for the acts of a prior attorney-in-fact.

6)	Authority to Record, Register. or File. My attorney-in-fact may record, register, or file this power of attorney and other necessary and appropriate documents as required to carry out the powers granted herein.

7)	Copies. A copy of this power of attorney shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney on the date set forth below.

Date:	May 18, 2021	/s/ Tevya Finger
Signature of Tevya Finger

WITNESSES

By signing as a witness, I am acknowledging the signature of the principal who signed in my presence, and the fact that he or she stated that this power of attorney reflects his or her wishes and is being executed voluntarily. I believe the principal to be of sound mind. I have not been appointed as attorney-in-fact by the principal, am not related to him or her by blood, marriage, or adoption, and, to the best of my knowledge, am not entitled to any portion of his or her estate under his or her last will and testament or living trust.

1.	/s/ Lorena Gomez	Lorena Gomez
	(Signature of witness)	(Print Name)

[Omitted]
(Address)

[Omitted]
(City, State, ZIP)

2.	Jayraldinn Garcia	Jayraldinn Garcia
	(Signature of witness)	(Print Name)

[Omitted]
(Address)

[Omitted]
(City, State, ZIP)

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